PROFFITT'S INCORPORATED
                       Post Office Box 9388
                         Alcoa, TN  37701
                      Phone:  (423) 983-7000
                       Fax:  (423) 961-6336



          PROFFITT'S, INC. DECLARES 2-FOR-1 STOCK SPLIT

                                          Contact:  Julia Bentley
                                                   (423) 981-6243

Knoxville, Tennessee (August 21, 1997) -- Department store retailer Proffitt's, Inc. (NYSE:PFT) today announced a planned 2-for-1 stock split of the outstanding shares of the Company's Common Stock.
This is the Company's first stock split since becoming a public company in 1987.

The stock split is to be effected in the form of a stock dividend and entitles each shareholder to receive one additional share for each outstanding share of Common Stock held of record as of the close of business on October 15, 1997. The shares will be distributed on or about October 27, 1997. Currently, the Company has approximately 28.6 million shares of Common Stock outstanding.

R. Brad Martin, Chairman and Chief Executive Officer of Proffitt's, Inc., stated, "This stock split demonstrates our confidence in the continued growth and bright future of our Company. This action will enhance the liquidity and provide wider distribution of the stock and will further increase its visibility in the financial and investment community."

Proffitt's, Inc. operates 176 stores in 24 states under the names
Proffitt's, McRae's, Younkers, Parisian, and Herberger's.  The
Company's annual revenues exceed $2.3 billion.


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